Exhibit 99.1

SunPower Prices $41 Million Convertible Debt

Pricing Post 10K Filing; $40 Million Debt Reduction

OREM, Utah (April 21, 2026) – SunPower Inc. (“SunPower,” the “Company,” or Nasdaq: “SPWR”) a solar technology, services, and installation company, announced it has raised $41.0 million in Convertible Senior Secured Notes (the “convertible debenture”).

We have signed contracts with investors for $41 million of convertible debentures, which will close this week. The terms include: 1) non-callable until maturity on May 1, 2029, 2) a 10% coupon, and 3) a 45% conversion premium to market closing price ($1.13), which leads to 25,022,887 shares issuable at the conversion price of $1.6385. The proceeds will be used for working cash and to directly pay off $18.75 million in debt. In addition, other investors have agreed to exchange their 7.0% notes for stock, which amounts to another $21.25 million of cancelled debt. Finally, the former owners of Sunder converted $10 million of their M&A debt into the new convertible debenture, bringing the total debt reduction to $40 million.

Rodgers concluded, “I continue to believe in the startup-like potential of this company, and, as with each prior SunPower fund raise, I invested $6 million personally into this deal. Sunder’s management team, which now runs four SunPower sales groups, also invested $10 million by cancelling a portion of our acquisition debt with them.

I would like to express my deepest appreciation to our investors for their continued support.”

The convertible debentures to be sold in the offering were only offered to persons reasonably believed to either be qualified institutional buyers or accredited investors under the Securities Act. The convertible debentures, any shares of SunPower’s common stock potentially issuable upon conversion of the convertible debentures, and the exchange shares have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About SunPower

SunPower Inc. (Nasdaq: SPWR) is a leading residential solar services provider in North America. The Company’s digital platform and installation services support energy needs for customers wishing to make the transition to a more energy-efficient lifestyle. For more information visit www.sunpower.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements including statements concerning the timing and completion of the offering of the convertible debentures, the 7.0% notes exchange and related transaction and the anticipated use of proceeds from the offering. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” “project,” “target,” “looking ahead,” “look to,” “move into,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements represent SunPower’s current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing SunPower’s estimates as of any subsequent date. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to market risks, trends and conditions. These risks are not exhaustive. For additional information on these risks and uncertainties and other potential factors that could cause actual results to differ from the results predicted, readers should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 14, 2026, our quarterly reports on Form 10-Q filed with the SEC, and other documents that we have filed with, or will file with, the SEC. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements in this press release speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SunPower assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contacts:

Sioban Hickie

VP Investor Relations

IR@sunpower.com

(801) 515-8727

Source: SunPower Inc.